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                                                        Exhibit 8

RUSSELL D. JONES
816-460-5725
                               ____________, 1997

Board of Directors
Seafield Capital Corporation
2600 Grand Boulevard, Suite 500
Kansas City, Missouri 64108

     Re: Federal income tax consequences of distribution by Seafield Capital Corporation to its stockholders of all of the issued and outstanding capital stock of SLH Corporation

Dear Sirs:

     You have asked us to provide you with our opinions regarding the principal federal income tax consequences of the distribution (the "Distribution") by Seafield Capital Corporation ("Seafield") to its stockholders of all of the issued and outstanding capital stock of SLH Corporation ("SLH").

                                Statement of Facts

     A registration statement on Form 10 (the "Registration Statement") has been filed by Seafield with the United States Securities and Exchange Commission to register the common stock of SLH pursuant to Section 12(b) of The Securities Exchange Act of 1934 and is expected to become effective on or about _________, 1997. The Registration Statement includes an Information Statement that is intended to provide information to Seafield's stockholders regarding (among other things) SLH and the Distribution (such Information Statement, in its current form, the "Information Statement").

     The Information Statement includes all of the facts that are relevant to the opinions that are set forth herein. Therefore, the factual information set forth in the Information Statement regarding SLH and the Distribution is incorporated herein by reference. We understand and assume for purposes of rendering the opinions that are set forth herein that you have reviewed the Registration Statement in substantially final form and that you have determined that all of the facts contained in the Information Statement are materially correct and that no facts are omitted from the Information Statement that are needed in order to make the facts set forth therein not misleading. We further assume, for purposes of rendering the opinions that are set















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Board of Directors
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forth herein, that the Distribution will occur on the "Distribution Date" (as defined in the Information Statement), and that the transfer of properties from Seafield to SLH and other transactions related to the Distribution that are con-templated by the Information Statement will take place, in the exact manner described in the Information Statement.

                                        Opinions
GENERALLY

     Set forth below are our opinions about the principal federal income tax consequences of the Distribution. These opinions are based upon the Internal Revenue Code of 1986 (the "Code"), Treasury regulations, Internal Revenue Service rulings, and judicial decisions now in effect, all of which are subject to change at any time, possibly with retroactive effect, by legislative, judicial, or administrative action.

     In connection with the issuance of the opinions that are set forth below we have examined such documents, made such inquiry, and taken such action as we believe necessary and appropriate. Without limiting the generality of the foregoing we have examined: (i) the Registration Statement, including the Information Statement; (ii) the Articles of Incorporation and Bylaws of SLH and other documents that are attached to the Registration Statement as exhibits thereto; (iii) the form of appraiser's opinion that is attached to the Information Statement as Annex A thereto; and (iv) the Articles of Incorporation and Bylaws of Seafield and minutes of meetings and actions taken by unanimous consent without meetings of and by the Board of Directors of Seafield.

     On the basis of our examination, inquiry, and action, we hereby render the following opinions.

PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES OF DISTRIBUTION TO SEAFIELD
STOCKHOLDERS

     The principal federal income tax consequences of the Distribution to Seafield's stockholders (other than stockholders which are subject to special rules that do not apply to taxpayers generally, such as life insurance companies, tax-exempt organizations, regulated investment companies, S corporations, financial institutions, broker-dealers in securities, foreign entities, and nonresident alien individuals) will be as follows.

     The Distribution will be a taxable event to Seafield's stockholders for federal income tax purposes. The amount of the Distribution received by each Seafield stockholder will be










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Board of Directors
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treated as a dividend (i.e., as ordinary income) to such stockholder to the extent of such stockholder's pro rata share of Seafield's current and accumulated earnings and profits as computed for federal income tax purposes. The amount of the Distribution received by each Seafield stockholder that is not treated as a dividend will first be treated as a nontaxable return of capital to the extent of such stockholder's basis in its Seafield common stock, and then as an amount received by such stockholder from the sale or exchange of property. The amount that is treated as received by a Seafield stockholder from the sale or exchange of property will generally be a capital gain, and such capital gain will be long-term capital gain if the stockholder has held its Seafield stock for more than one year. For purposes of determining the amount of the Distribution received by a Seafield stockholder that constitutes a dividend, such stockholder's pro rata share of Seafield's current and accumulated earnings and profits will be based on such stockholder's percentage ownership of Seafield common stock.

     The amount of the Distribution received by each Seafield stockholder for federal income tax purposes will be the fair market value of the property, i.e., the value of the SLH common stock (including the "Rights," as defined in the Information Statement) and cash received in lieu of fractional shares, that is received by such stockholder as of the Distribution Date.

     Each Seafield stockholder for federal income tax purposes will acquire an initial tax basis in such stockholder's SLH common stock equal to the fair market value of the property, i.e., the value of the SLH common stock (including the Rights), that is received by such stockholder as of the Distribution Date. Each Seafield stockholder's holding period for SLH common stock received in the Distribution will begin on the Distribution Date.

     Certain special rules that permit a deduction for certain dividends received by a corporation will generally apply in the case of corporations that receive the Distribution. Under these rules a corporate holder of Seafield common stock will generally be entitled, in computing its taxable income for the tax year in which the Distribution occurs, to a deduction in an amount equal to 70 percent of the amount of the Distribution received by it that constitutes a dividend. This deduction does not apply to any portion of the Distribution that constitutes a return of capital or taxable gain, and it is subject to several limitations as described in the following paragraphs.

     The dividends received deduction will be available only for dividends received on shares of Seafield common stock that the corporate holder has held for at least 46 days. A holder's holding period for these purposes generally will be reduced by periods during which: (i) the holder has an option to sell, is under a contractual obligation to sell, or has made (but not closed) a short sale of substantially identical stock or securities; (ii) the holder is the grantor of an option to purchase substantially identical stock or securities; or
(iii) the holder's risk of





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Board of Directors
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loss with respect to the shares is considered diminished by reason of the holding of one or more positions with respect to substantially similar or related property.

     In addition to the foregoing, no dividends received deduction will be allowed to a corporate holder of Seafield common stock for a dividend received by such holder with respect to such stock to the extent that the holder is obligated (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. The dividends received deduction allowed to a corporate holder of Seafield common stock with respect to all dividends received by such holder during the tax year in which the Distribution occurs, and not simply the amount of the Distribution that is a dividend or other dividends received by such holder from Seafield, will be limited to a specified proportion of the holder's adjusted taxable income for such year. Also, the dividends received deduction allowed to a corporate holder may be reduced or eliminated if the holder has indebtedness that is directly attributable to its investment in portfolio stock, such as the Seafield common stock.

     Special rules may apply to a corporate holder of Seafield common stock if the amount of the Distribution received by such holder is considered to be an "extraordinary dividend" within the meaning of Section 1059 of the Code. If the amount of the Distribution received by a corporate holder constitutes an extraordinary dividend with respect to such holder's Seafield common stock, and if the holder has not held such stock for more than two years before Seafield declared, announced, or agreed to the amount or payment of such dividend, whichever is earliest, then the holder's basis in the stock will be reduced (but not below zero) by any nontaxed portion of the dividend, which generally is the amount of the dividends received deduction. For purposes of determining if Seafield common stock has been held for more than two years, rules similar to those that are applicable to determining how long such stock has been held for purposes of the dividends received deduction will apply. Upon the sale or disposition of Seafield common stock, any part of the nontaxed portion of an extraordinary dividend that has not been applied to reduce basis because of the limitation on reducing basis below zero will be treated as gain from the sale or exchange of such stock.

     The amount of the Distribution received by a corporate holder of Seafield common stock generally will constitute an "extraordinary dividend" if the amount received by such holder: (i) equals or exceeds five percent of the holder's adjusted basis in the stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or (ii) exceeds 20 percent of the holder's adjusted basis in the stock (determined without regard to any reduction for the nontaxed portion of other extraordinary dividends), treating all dividends having ex-dividend dates within a 365-day period as one dividend. A holder may elect to use the fair market value of the stock, rather than its adjusted basis, for purposes of applying the five





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Board of Directors
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percent and 20 percent limitations, if the holder is able to establish such fair market value to the satisfaction of the IRS.

     In addition to the foregoing rules which limit the dividends received deduction, a corporate holder of Seafield common stock in general may, for purposes of computing its alternative minimum tax liability, be required to include in its alternative minimum taxable income the amount of any dividends received deduction allowed in computing regular taxable income.

     A holder of Seafield common stock may be subject to backup withholding at the rate of 31 percent with respect to the amount of the Distribution paid to such holder on such stock. If: (i) the stockholder ("payee") fails to furnish or certify a taxpayer identification number to the payor; (ii) the IRS notifies the payor that the taxpayer identification number furnished by the payee is incorrect; (iii) there has been a "notified payee underreporting" described in the Code; or (iv) there has been a "payee certification failure" described in the Code, then Seafield generally will be required to withhold an amount equal to 31 percent of the amount of the Distribution paid to such stockholder with respect to such stockholder's Seafield common stock. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder's federal income tax liability or as a refund.

PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES OF DISTRIBUTION TO SEAFIELD

     The principal federal income tax consequences of the Distribution to Seafield will be as follows.

     Distributions of property made by Seafield to its stockholders with respect to their stock, such as the Distribution, must in certain circumstances be treated as if Seafield sold the property in a taxable sale at its fair market value. This rule will apply to the Distribution if Seafield's tax basis in the distributed property is less than the fair market value of the property at the Distribution Date. Thus, if the fair market value of the SLH common stock (including the Rights) distributed in the Distribution exceeds Seafield's tax basis in such property at such date, then the Distribution will be treated as if Seafield sold the property in a taxable sale and Seafield will recognize gain on the Distribution in an amount equal to the excess of the fair market value of the distributed property on the Distribution Date over Seafield's tax basis on such property.

     If Seafield's tax basis in the SLH common stock (including the Rights) exceeds the fair market value of such property on the Distribution Date, then no gain or loss will be recognized by Seafield on the Distribution.









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Board of Directors
_____________, 1997
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     We understand, and it is assumed for purposes of this opinion letter, that
Seafield currently files a consolidated federal income tax return with certain of its subsidiary corporations. The Distribution will cause some of the corporations that are members of the Seafield consolidated group to cease to be members of such group (because after the Distribution such corporations will be owned by SLH rather than by Seafield, and SLH will be independent from Seafield). The discussion in this opinion letter does not consider any of the tax consequences that will result from such change in the membership of the Seafield consolidated group.

NO FEDERAL INCOME TAX CONSEQUENCES TO SLH

     The Distribution will have no federal income tax consequences to SLH.

                 Further Information Regarding Scope of Opinions

     We have assumed for purposes of this letter that all documents and forms of documents that we have examined in connection with rendering the opinions set forth herein are authentic and, if unexecuted, are in substantially final form and that all such documents have been or will be signed in substantially the form examined by us by the persons who purport to be the signatories thereto.
We have further assumed that the execution, delivery, and performance of all documents and forms of documents that we have examined in connection with rendering the opinions set forth herein have been, and that the consummation of all of the transactions described in the Statement of Facts set forth above either have been or will be, duly authorized pursuant to all necessary corporate action.

     We express no opinions except as expressly set forth herein. In particular, we express no opinion about the tax consequences of the transfer by Seafield to SLH and the assumption by SLH of the "Transfer Assets" and the "Transfer Liabilities" (as such terms are defined in the Information Statement). We assume no obligation to update or supplement this letter in response to subsequent changes in the law (which may occur at any time, potentially with retroactive effect) or future events affecting the transactions described in the above Statement of Facts.

     The opinions contained herein are rendered to you in connection with the filing of the Registration Statement with the United States Securities and Exchange Commission. No other












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Board of Directors
_____________, 1997
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use of this letter or any statements contained herein may be made without our prior written consent.

                                        Very truly yours,

                                       LATHROP & GAGE  L.C.



                                   By:
                                         Russell D. Jones









































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